CONSENT OF ERNST & YOUNG LLP

















                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Other Experts" in the Registration Statement on Form S-8 dated May 20, 1999 pertaining to the 1999 Long-Term Incentive Plan and Executive Incentive Plan of Wilmington Trust Corporation and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedules of Wilmington Trust Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 2, 1999